Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

To the Partners of
TE Products Pipeline Company, Limited Partnership:

     We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-100494) of TEPPCO Partners, L.P. of our report dated January 22, 2003, except as to Note 20 which is as of February 10, 2003, related to the consolidated financial statements of TE Products Pipeline Company, Limited Partnership, included in the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 filed on April 1, 2003.

                              KPMG LLP

Houston, Texas
April 1, 2003